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                                                         EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated February 10, 1998 included in Quaker Fabric Corporation's Form 10-K for the year ended January 3, 1998 and to all references to our firm included in this registration statement.

                                          Arthur Andersen LLP

Boston, Massachusetts
June 2, 1998





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